EXHIBIT 10.5

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Consulting Agreement

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Consulting Agreement, dated as of January 10, 2005 (this "Agreement"), by and between Philabelle Consulting, LLC ("Consultant"), a New Jersey limited liability company having an office located at 18 Hearthstone Terrace, Livingston, New Jersey 07039 and Cedric Kushner Promotions, Inc., a Delaware corporation (the "Company"), having an office located at 1414 6th Avenue, New York, New York 10019.

RECITALS:

Consultant has performed consulting services for the Company and its affiliated entities (the Company and its affiliated entities sometimes collectively, the "CKP Entities") and the Company wishes to compensate the Consultant to perform consulting services for the CKP Entities in connection with business operations and activities of the CKP Entities. The CKP Entities are currently in the business of promotional and other activities in connection with boxing and entertainment-related events, including the production, financing and marketing of motion pictures and video, and may engage in activities related to any of the foregoing (the "Business").

Consultant wishes to perform such consulting services for the CKP Entities, upon the terms and provisions and subject to the conditions, set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Services. The Company hereby retains and engages Consultant, and Consultant hereby accepts such engagement, to continue to provide consulting services to the CKP Entities in connection with the Business. The consulting services to be provided by Consultant to the CKP Entities (the "Services") during the Consulting Period (as such term is defined herein) shall consist of the following: (a) to advise and consult the CKP Entities regarding general business matters including, but not limited to, the evaluation and analysis of management needs, strategic business planning and other business that the Company may ask the Consultant to undertake.(b) to assist the CKP Entities with negotiations of contracts and documentation and work with the Company's legal and accounting advisors in transactions; provided, however, that Consultant shall not perform or engage in any services in connection with the offer or sale of securities by the Company in capital-raising activities, or any services which, directly or indirectly, promote or maintain a market for the Company's securities.

Consultant agrees to devote such business time toward the performance of its duties hereunder as it deems reasonably necessary. It is not intended that the performance of the Services shall require full time and effort by Consultant or any of its employees. The Company acknowledges that Consultant and/or its affiliates have provided and will provide consulting advice (of all types contemplated by this Agreement and otherwise) to other third parties, as well as to the Company and, consequently, the activities of the Consultant are non-exclusive.. Nothing herein contained shall be construed to limit or restrict Consultant in conducting such business with respect to others, or in rendering such advice to other third parties. It is contemplated that the Services of Consultant shall be performed in the New York metropolitan area, and nothing shall require Consultant to attend meetings more frequently than three business days in any calendar month. In the event Consultant is requested to provide Services outside of the New York City Metropolitan area, the Company shall provide Consultant with air transportation to and from the location outside the New York City Metropolitan area as well as business class hotel accommodations, and shall reimburse Consultant for its reasonable business expenses in connection with such Services. The Company shall advise Consultant in advance of the date, time and place of any contemplated meeting and Consultant's attendance at any such meeting shall be subject to Consultant's prior commitments.

2. Remuneration. In consideration of the Services previously provided to the Company by the Consultant and for future Services, the receipt and adequacy of which has been acknowledged and agreed to by the Company, the Company shall pay the Consultant as follows:

     (a) Simultaneously with the execution of this Agreement, the Company covenants and agrees to immediately reserve for issuance to Consultant three million (3,000,000) shares (the "Shares") of its common stock, par value $.01 per share ("Common Stock"). Simultaneously with the execution of this Agreement, the Company shall issue a certificate representing the Shares issued in the name of the Consultant and, following such issuance, the Consultant shall own all right, title and interest in and to the Shares.

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     (b) Subject to the provisions contained in Section 2(a) above, the Company represents and warrants to the Consultant that: (i) all Shares, when issued hereunder, shall be deemed issued to Consultant as fully paid and non-assessable Shares, and Consultant shall have all of the rights of a stockholder of the Company with respect thereto, including the right to vote, receive dividends (including stock dividends), participate in stock splits or other recapitalizations, and exchange such shares in a merger, consolidation or other reorganization, and (ii) the Shares issuable to the Consultant shall include all securities received in replacement of the Shares, as a stock dividend or as a result of any stock split, recapitalization, merger, reorganization, exchange or similar transaction, and all new, substituted or additional securities or other properties to which Consultant would have been entitled if Consultant owned such shares as of the date hereof.

     (c) In addition to the Shares, Company covenants and agrees to issue to the Consultant warrants to purchase an aggregate of twelve million (12,000,000) shares of Common Stock ("Warrants"), at an initial exercise price of $0.10 cents per share. The Warrants shall provide for cashless exercise. Notwithstanding any failure of the Consultant to perform any Services under this Agreement or the termination of this Agreement by the Company or the Consultant, with our without cause, the Warrants shall automatically vest and be immediately exercisable by the Consultant in three equal installments as follows: (i) Warrants to purchase four million (4,000,000) shares of Common Stock upon the execution of this Agreement, (ii) Warrants to purchase to purchase four million (4,000,000) shares of Common Stock on the first anniversary of the date of this Agreement, and
(iii) Warrants to purchase to purchase four million (4,000,000) shares of Common Stock on the second anniversary of the date of this Agreement. Notwithstanding anything to the contrary set forth in this Agreement, the Consultant shall not be entitled to exercise the Warrants and the Company shall have no obligation to issue shares of Common Stock upon such exercise of all or any portion of the Warrants to the extent that, following the exercise by the Consultant, the Beneficial Ownership Number (as defined below) is equal to or greater than 4.99% of the outstanding shares of Common Stock (including the shares to be issued to the Consultant upon such exercise). Notwithstanding the foregoing, the preceding sentence of this Section 2(c) shall have no further force and effect if there is an outstanding tender offer by a third party for any or all of the shares of the Company's Common Stock, or the Consultant, at its option, provides at least sixty-five (65) days' advance written notice from the Consultant that the preceding sentence of this Section 2(c) shall have no further force and effect. For purposes of this Section, "Beneficial Ownership Number" shall equal the sum of (i) the number of shares of Common Stock owned by the Consultant and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of the Warrants or other rights to purchase Common Stock or through the ownership of convertible securities), and (ii) the number of shares of Common Stock issuable upon the exercise of the Warrants.. For purposes of this Section, "beneficial ownership" shall be defined in accordance with Rule 13(d)-3 of the Securities Exchange Act of 1934, as amended. The Consultant, by its acceptance of the Warrants, further agrees that if the Consultant transfers or assigns any of the Warrants to any party, such assignment shall be made subject to the transferee's or assignee's specific agreement to be bound by the provisions of this Section 2(c) as if such transferee or assignee were the original holder hereof.

3. Registration Rights. The Shares shall be registered with the Securities and Exchange Commission (the "SEC") on a Registration Statement on Form S-8 ("Form S-8") under the Securities Act of 1933, as amended (the "Securities Act"), and under all applicable state securities or blue sky laws immediately upon issuance to the Consultant; and shall be accompanied by a written opinion of legal counsel, acceptable in form and substance to Consultant's legal counsel, stating that the Shares are duly authorized, fully-paid and non-assessable, shall be issued in conformity with all applicable securities laws, and, upon issuance, shall be freely tradable by Consultant without restriction. The Company represents and warrants to the Consultant that it is in compliance with all Securities Act requirements for use of Form S-8 and the Shares can be registered with the SEC by a filing of a Form S-8 with the SEC prior to the issuance and delivery of the Shares to the Consultant. Notwithstanding anything contained herein to the contrary, each of the parties hereby acknowledge and agree that

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the Consultant's obligation to perform the Services is made subject to, and conditioned upon: (i) the Consultant's receipt of the Company's most recent annual report on Form 10-K and such other reports as filed under the Securities Exchange Act of 1934, as amended, and otherwise required to be delivered to the Consultant by the Company under Rule 428 promulgated by the SEC under the Securities Act of 1933; (ii) the filing with the SEC of the Form S-8 and the immediate effectiveness of the Form S-8 upon such filing; and (iii) delivery to Consultant of stock certificates evidencing the Shares, without a restrictive legend, subsequent to the effectiveness of the Registration Statement. In addition, the Company covenants and agrees the register the Warrant Shares on Form S-8, if such form is then available, upon written request by the Consultant following the vesting of such Warrant Shares.

4. Consulting Period. This Consultant shall provide Services to the Company for a period of three (3) years from the date hereof (the "Consulting Period"); provided, that, no termination of this Agreement by the Company or the Consultant, as applicable shall affect the Consultant's right, title and interest in and to the Shares and to and the Warrant Shares in any manner whatsoever.

5. Independent Contractor. At all times during the term hereof, Consultant shall be an independent contractor in providing the Services hereunder, with the sole right to supervise, manage, operate, control and direct its performance incident to such Consulting services. Nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture, to create the relationships of principal/agent or otherwise create any fiduciary duty or any liability whatsoever of either party with respect to the indebtedness, liabilities, obligations or actions of the other party or any of their employees or agents, or any other person or entity. The Consultant has no right to legally bind or obligate the Company or any other CKP Entity in any manner without the prior written consent of the Company. Consultant shall be legally responsible for its own employees and all employee matters in the performance of its services hereunder.

6. Return of Property. Upon a termination of Consultant hereunder for any reason whatsoever, Consultant shall promptly deliver to the Company all property belonging to, or administered by, any CKP Entity, including, without limitation, all materials relating to any Confidential Information (as defined below). Consultant further agrees that it shall not make or retain any copy or extract from such materials.

7. Protection of Confidential Information.


Consultant acknowledges that prior to the date hereof Consultant has had access to, and during the course of Consultant 's retention hereunder will have access to, significant Confidential Information (as hereinafter defined). Consultant shall maintain all Confidential Information in strict confidence and shall not disclose any Confidential Information to any other person, except as necessary in connection with the performance of Consultant 's duties and obligations under this Agreement. Consultant shall not use any Confidential Information for any purpose whatsoever except in connection with the performance of Consultant 's duties and obligations under this Agreement. The covenants set forth in this
Section 7 shall survive the termination of this Agreement.

"Confidential Information" shall mean any and all information pertaining to any CKP Entity, its respective business, and its ownership or other activities with respect to its securities, whether such information is in written form or communicated orally, visually or otherwise, that is proprietary, non-public or relates to any trade secret, including, but not limited to, materials relating to any security or company, strategies for business plans, financial information, ideas, concepts, techniques, models, data, documentation, research, and "know-how." Notwithstanding the foregoing, "Confidential Information" shall not include information that (i) is or becomes generally available to, or known by, the public (either prior to or after the furnishings of such documents or information) through no fault of Consultant; (ii) was known by Consultant prior to its receipt thereof; (iii) becomes available to Consultant on a non-confidential basis from any source (other than the disclosing person or its representatives) that is not prohibited from disclosing such information by any contractual, legal, or fiduciary obligation, or (iv) is independently acquired or developed by Consultant without violating any of his obligations under this Agreement.

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8. Specific Performance. (a)The Company acknowledges that any breach or threatened breach of the covenants contained in Section 2 or Section 3 of this Agreement will cause Consultant material and irreparable damage, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Company agrees that Consultant shall, in addition to all other available rights and remedies (including, but not limited to, seeking such damages as it can show it has sustained by reason of such breach), be entitled to specific performance and injunctive relief in respect of any breach or threatened breach of Section 2 or
Section 3 of this Agreement, without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law.

(b) The Consultant acknowledges that any breach or threatened breach of the covenants contained in Section 7 or Section 9 of this Agreement will cause the Company material and irreparable damage, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Consultant agrees that Company shall, in addition to all other available rights and remedies (including, but not limited to, seeking such damages as it can show it has sustained by reason of such breach), be entitled to specific performance and injunctive relief in respect of any breach or threatened breach of Section 7 or Section 9 of this Agreement, without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law.

9. Indemnification. (a) Each of Consultant and its directors, officers, shareholders, employees, agents, representatives (and their respective estates and personal representatives, if applicable), and all others acting on its behalf (each a "Consultant Indemnified Party") shall be indemnified and held harmless by the Company against any and all liabilities, settlements, judgments, losses, damages, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "Loss") of whatever kind and nature which may be asserted against a Consultant Indemnified Party in connection with the performance of its duties under this Agreement, including, without limitation, the performance of the Services hereunder which the consultant reasonably believes to be in the best interest of the Company; provided, however, that the Company shall have no obligation to indemnify and hold Consultant harmless to the extent that any Loss is found by a court of competent jurisdiction in a final judgment (no longer subject to appeal or review) to have directly and primarily resulted from Consultant's willful misconduct or gross negligence.

(b) Each of the Company and its directors, officers, shareholders, employees, agents, representatives (and their respective estates and personal representatives, if applicable), and all others acting on its behalf (each a "Company Indemnified Party") shall be indemnified and held harmless by the Consultant against any and all Loss of whatever kind and nature which may be asserted against a Company Indemnified Party in connection with the performance of its duties under this Agreement; provided, however, that Consultant shall have no obligation to indemnify and hold the Company harmless to the extent that any Loss is found by a court of competent jurisdiction in a final judgment (no longer subject to appeal or review) to have directly and primarily resulted from the Company's willful misconduct or gross negligence.

(c) The covenants of each party set forth in this Section 7 shall survive the termination of this Agreement.


10. Assignment. This Agreement or any right or interest hereunder may not be assigned by any party hereto, whether by operation of law or otherwise, without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that, subject to compliance with the federal securities laws, Consultant may transfer its Shares or Warrant Shares to its members or to a trust for the benefit of a member or his or her immediate family.. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and permitted assigns.

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11. Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, five (5) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 5:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party's telecopier machine). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable:


(i) If to Consultant:

                   18 Hearthstone Terrace
                   Livingston, New Jersey 07039
                   Attention:  Mr. Gregorgy
                   D. Cohen, Managing Member
                   Fax No.:




(ii) If to CKP:


                     1414 Avenue of the Americas, Suite 1402
                   New York, New York 10019
                   Attention: Chief Executive Officer
                   Fax No.:

or, in each case, at such other address as may from time to time be specified to the other party in a notice similarly given.

12. Entire Agreement. This Agreement contains the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) between the parties with respect to such subject matter, all of which are merged herein.

13. Severability. The parties agree that should any provision of this agreement be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction, that holding shall be effective only to the extent of such invalidity, illegally or unenforceability without invalidating or rendering illegal or unenforceable the remaining provisions hereof, and any such invalidity, illegally or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. It is the intent of the parties that this agreement be fully enforced to the fullest extent permitted by applicable law.


14. Waiver; Amendment. Any waiver by a party hereto of any breach of or failure to comply with any provision or condition of this Agreement by the other party must be in writing and executed by the party granting such waiver. Any waiver shall be limited to the specific matter and instance for which it is given. No failure or delay by either party to enforce or exercise its rights hereunder shall be deemed a waiver of such rights. This Agreement may not be modified, amended, altered or supplemented, except by a written agreement executed by each of the parties hereto.

15. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in that state, without regard to any of its principles of conflicts of laws or other laws that would result in the application of the laws of another jurisdiction. Each of the parties unconditionally and irrevocably consents to the exclusive jurisdiction of the courts of the State of New York and the federal district court for the Southern District of New York with respect to any suit, action or proceeding arising out of or relating to this Agreement, and each of the parties hereby unconditionally and irrevocably waives any objection to venue in any such court or to assert that any such court is an inconvenient forum, and agrees that service of any summons, complaint, notice or other process relating to such suit, action or other proceeding may be effected in the manner provided in the Notice section hereof. Each of the parties hereby unconditionally and irrevocably waives the right to a trial by jury in any such action, suit or other proceeding. Each of the parties agrees that the court shall be entitled to award costs and expenses (including, without limitation, attorneys' fees and expenses) to the prevailing party in any suit, action or proceeding arising out of or relating to this Agreement.

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16. Headings. The section headings contained in this Agreement are inserted for reference purposes only and shall not affect in any way the meaning, cons truction or interpretation of this Agreement. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa.

17. Drafting History. This Agreement shall be construed and interpreted without regard to any presumption against the party causing this Agreement to be drafted. The parties acknowledge that this Agreement was negotiated and drafted with each party being represented by competent counsel of its choice and with each party having an equal opportunity to participate in the drafting of the provisions hereof and shall therefore be construed as if drafted jointly by the parties.


18. Counterparts. This Agreement may be executed in two (2) or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same document. This Agreement shall become effective when one or more counterparts, taken together, shall have been executed and delivered by all of the parties.


                [THE SIGNATUREPAGE IS ON THE FOLLOWING PAGE]



The parties hereto have duly executed and delivered this agreement as of the date first written above.




      CEDRIC KUSHNER PROMOTIONS, INC.
      By:
         ----------------------------
      Name:
      Title:

      PHILABELLE CONSULTING, LLC

      By:
         -----------------------------
      Name:

      Title:

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